UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

Hydrophi Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3440 Oakcliff Road, Suite 100 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 7, 2016, Roger M. Slotkin resigned as a director, Chief Executive Officer and Chief Financial Officer of Hydrophi Technologies Group, Inc. (the “Company”). Mr. Slotkin will continue to act as an advisor to the Company.

Simultaneously with the resignation of Mr. Slotkin, Nikola Zaric was appointed Chief Executive Officer and Chief Financial Officer of the Company, effective immediately.

Mr. Zaric founded Pro Star Freight Systems Inc. in May 2012. His career in trucking and logistics began in October 2009 when he founded, and was the operational manager of, Arrow Freight Inc. Prior to 2009, when Mr. Zaric moved from Serbia to the United States, he obtained his medical degree as a general practitioner. Upon arriving in the United States he recognized the business opportunity in trucking and logistics in the mid-United States region. Beginning with one truck, he has built a business with 150 trucks and over 200 employees. Mr. Zaric has been a director and the President of the Company since November 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROPHI TECHNOLOGIES GROUP, INC.

Date: April 12, 2016	By:	/s/ Nikola Zaric
Name: Nikola Zaric Title: President

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